Exhibit 1.4

THE CHARLES SCHWAB CORPORATION

MEDIUM-TERM NOTES, SERIES A

TERMS AGREEMENT

September 11, 2007

UBS Securities LLC

677 Washington Boulevard

Stamford, Connecticut 06901

J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York 10017

Re:	Distribution Agreement dated May 19, 2000 (the “Distribution Agreement”) by and among, The Charles Schwab Corporation, a Delaware corporation (the “Company”), Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Credit Suisse Securities (USA) LLC (successor in interest to Credit Suisse First Boston Corporation) and Charles Schwab & Co., Inc.

This agreement is a Terms Agreement (“Terms Agreement”) referred to in the Distribution Agreement. Capitalized terms used in this Terms Agreement without definition are used as defined in the Distribution Agreement.

1. Appointment of Additional Agents. Each of UBS Securities LLC (“UBS”) and J.P. Morgan Securities Inc. (“JPMorgan” and, together with UBS, the “Additional Agents”) hereby accept the Company’s appointment of it as an agent under the Distribution Agreement in connection with the purchase as principal by it of the amount of the Notes specified below, subject to the terms and conditions stated herein and the Distribution Agreement. Each Additional Agent represents and warrants that such Additional Agent is a firm registered under the Exchange Act. The Company and each Additional Agent agree that, with respect to the Notes, each Additional Agent shall be an “Agent” under the Distribution Agreement, subject to the same terms and conditions of the other Agents under the Distribution Agreement, and shall be considered a party to the Distribution Agreement for all purposes. Any notices pursuant to the Distribution Agreement should be sent to the Additional Agents as follows:

UBS Securities LLC

677 Washington Boulevard

Stamford, Connecticut 06901

Fax: (203) 719-0495

Attention: Fixed Income Syndicate

J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York 10017

Fax: (212) 834-6081

Attention: High Grade Syndicate

2. Purchase and Terms of the Notes. The Company proposes, subject to the terms and conditions stated herein and the Distribution Agreement, to issue and sell to UBS and JPMorgan (collectively, the “Applicable Underwriters”) the Notes specified below. The Company is advised by the Applicable Underwriters that they intend (i) to, acting as an underwriter, make a public offering of their respective portions of the Notes as soon after the effectiveness of this Terms Agreement as in their judgment is advisable and (ii) initially to offer the Notes upon the terms set forth in the Pre-Pricing Prospectus.

(a) In accordance with and subject to the terms and conditions stated in this Terms Agreement and the Distribution Agreement, each Applicable Underwriter agrees to purchase, severally and not jointly, the principal amount of the Notes set forth below opposite each Applicable Underwriter’s name:

Name	Principal Amount of Notes
UBS Securities LLC	$137,500,000
J.P. Morgan Securities Inc.	$112,500,000

Total	$250,000,000

(b) The Notes shall have the following terms:

All Notes:	Fixed Rate Notes:
Principal Amount: $250,000,000	Interest Rate: 6.375%

Per Note Purchase Price: $990.69 (price to public less Applicable Underwriter commission)	Index Amortization Schedule: N/A

Price to Public: $997.19	Spread (Plus or Minus): N/A

Settlement Date and Time: September 14, 2007 and 10:00 a.m. New York City time	Applicability of Annual Spread Payments: N/A

Place of Delivery: New York, New York	Interest Payment Date(s): March 1 and September 1, beginning on March 1, 2008

Original Issue Date: September 14, 2007	Annual Interest Payment Period: N/A

Interest Accrual Date: September 14, 2007

Maturity Date: September 1, 2017

Optional Repayment Date(s): N/A

Optional Redemption Date: N/A

Initial Redemption Date: N/A

Initial Redemption Percentage Reduction: N/A

Annual Redemption Percentage Reduction: N/A

Ranking: Senior

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3. Definitions. The following terms have the following meanings in this Terms Agreement:

(a) “Applicable Time” means 3:00 p.m. New York City time, on September 11, 2007.

(b) “Disclosure Package” means the Pre-Pricing Prospectus together with the Permitted Free Writing Prospectuses, if any, as of the Applicable Time.

(c) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(d) “Final Prospectus” means the final pricing supplement, including the Prospectus, relating to the Notes, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, in the form furnished by the Company to you for use by the Applicable Underwriters and by dealers in connection with the offering of the Notes.

(e) “Permitted Free Writing Prospectuses” means the documents listed on Exhibit B to this Terms Agreement and each “road show” (as defined in Rule 433 under the Securities Act), if any, related to the offering of the Notes that is a “written communication” (as defined in Rule 405 under the Securities Act).

(f) “Pre-Pricing Prospectus” means the preliminary pricing supplement dated September 11, 2007, relating to the Notes, in the form furnished to the Applicable Underwriters, including the Prospectus furnished to you by the Company and attached to or used with such preliminary pricing supplement and including any information contained or incorporated or deemed to be incorporated by reference therein.

(g) “Prospectus” means the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement and including any information contained or incorporated or deemed to be incorporated by reference therein.

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(h) “Prospectus Supplement” means the prospectus supplement dated May 19, 2000, relating to the Notes, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act.

(i) “Registration Statement” means the shelf registration statement on Form S-3 (File No. 333-36410) under the Securities Act (the “registration statement”), including a prospectus, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act, as such section applies to the respective Agents (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Securities Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Securities pursuant to Rule 462(b) under the Securities Act.

(j) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(k) Any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the initial effective date of the Registration Statement, or the date of such Basic Prospectus, such Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

4. Additional Agreements.

(a) The Company agrees to provide the Applicable Underwriters with a copy of reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act a reasonable amount of time prior to any proposed filing for so long as a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Notes;

(b) Each Applicable Underwriter severally covenants and agrees with the Company that such Applicable Underwriter has not offered or sold and will not offer or sell, without the Company’s consent, any Notes by means of any “free writing prospectus” (as defined in Rule 405 under the Securities Act) that is required to be filed by the Applicable Underwriter with the Commission pursuant to Rule 433 under the Securities Act, other than a Permitted Free Writing Prospectus.

(c) Each Permitted Free Writing Prospectus, as of its issue date and all subsequent times through the completion of the offer and sale of the Notes (unless the Company has notified the Applicable Underwriters as described in the next sentence), did not, does not and will not include any information that conflicted, conflicts or will conflict (within the meaning of

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Rule 433(c)) with the information then contained in the Registration Statement, Disclosure Package or the Prospectus. If, prior to the completion of the offer and sale of the Notes, at any time following issuance of a Permitted Free Writing Prospectus there occurred or occurs an event or development, the result of which such Permitted Free Writing Prospectus conflicted, conflicts or would conflict with the information then contained in the Registration Statement, the Disclosure Package or the Prospectus or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly (i) notify the Applicable Underwriters and (ii) amend or supplement such Permitted Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(d) The Company represents and agrees that, other than the final term sheet prepared and filed pursuant to clause (e) below, it has not made and, unless it obtains the prior consent of the Applicable Underwriters, will not make any offer relating to the Notes that would constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission. The Company represents that it has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to each and every Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(e) The Company will prepare a final term sheet relating to the final terms of the Notes and, will file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date such final terms have been established for such Notes. Notwithstanding anything to the contrary contained in the Distribution Agreement (including Section 5(a) of the Distribution Agreement), the Company consents to the use by any Applicable Underwriter of such final term sheet, a copy of which is attached as Exhibit A hereto.

5. Incorporation by Reference; Certain Modifications. The provisions of Sections 1, 2(b), 2(c) and 2(e), 3, 4(a), 5, 6, 9, 10, 11, 13, 14 and 15 of the Distribution Agreement are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein; provided, however, that solely for purposes of this Terms Agreement, the Distribution Agreement shall be deemed to be modified as follows:

(a) The representations and warranties set forth in Section 1 shall also be as of the Applicable Time.

(b) Section 1(b) of the Distribution Agreement is amended and restated in full as follows:

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder; (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material

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fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) the Registration Statement, the Prospectus and the Pre-Pricing Prospectus comply, and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder; (iv) the Pre-Pricing Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (v) for each of the Pre-Pricing Prospectus, the Basic Prospectus, the Prospectus Supplement and any Permitted Free Writing Prospectus, at no time during the period that begins on the earlier of the date of such Pre-Pricing Prospectus, the Basic Prospectus, the Prospectus Supplement and any Permitted Free Writing Prospectus, as the case may be, and the date such document was filed with the Commission and ends at the date the Company issues and delivers the Notes did or will such Pre-Pricing Prospectus, the Basic Prospectus, the Prospectus Supplement and any Permitted Free Writing Prospectus, each as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (vi) at the Applicable Time, the Disclosure Package did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(b) do not apply (1) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to an Applicable Underwriter furnished to the Company in writing by such Applicable Underwriter expressly for use therein or (2) to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee. Prior to September 11, 2007, the Company has not, directly or indirectly, offered or sold any Notes by means of any “prospectus” (within the meaning of the Securities Act) or used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Notes; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rule 163 or with Rules 164 and 433 under the Securities Act; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Securities Act, filed with the Commission), the sending or giving, by any Applicable Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Securities Act are satisfied, and the registration statement relating to the offering of the Notes contemplated hereby, as initially filed with the Commission, includes a prospectus that, other

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than by reason of Rule 433 or Rule 431 under the Securities Act, satisfies the requirements of Section 10 of the Securities Act; neither the Company nor the Applicable Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Securities Act, from using, in connection with the offer and sale of the Notes, “free writing prospectuses” (as defined in Rule 405 under the Securities Act) pursuant to Rules 164 and 433 under the Securities Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Notes contemplated by the Registration Statement; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Securities Act) related to the offering of the Notes contemplated hereby is solely the property of the Company.

(c) Section 1(i) of the Distribution Agreement is amended and restated in full as follows:

(i) There has not occurred any material adverse change, or any development which could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Disclosure Package or the Prospectus.

(d) Section 1(j) of the Distribution Agreement is amended and restated in full as follows:

(j) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement, the Pre-Pricing Prospectus or the Prospectus that are not described, filed or incorporated as required.

(e) Section 1(l) of the Distribution Agreement is amended and restated in full as follows:

(l) Each of the Company and its Significant Subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

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(f) Section 1(n) of the Distribution Agreement is amended and restated in full as follows:

(n) Charles Schwab is a member in good standing of the associations and exchanges indicated in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus and is registered as a broker-dealer with the Commission and in all 50 states, the District of Columbia and Puerto Rico, except to the extent that the failure to be in good standing or be so registered would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(g) The following new Sections 1(o), (p) and (q) are added to Section 1 of the Distribution Agreement as follows:

(o) The Company and each of the Significant Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls.

(p) The Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s independent auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; all material weaknesses, if any, in internal controls have been identified to the Company’s independent auditors; since the date of the most recent evaluation of such

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disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that has materially affected or is reasonably likely to materially affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission.

(q) The financial statements included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, together with the related notes and schedules, present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company for the periods specified and have been prepared in compliance with the requirements of the Securities Act and Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved; all pro forma financial statements or data included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, comply with the requirements of the Securities Act and the Exchange Act, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data contained or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, are accurately and fairly presented in all material respects and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus that are not included or incorporated by reference as required; the Company and its subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), the Pre-Pricing Prospectus and the Final Prospectus; and all disclosures contained or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectus, the Final Prospectus and the Permitted Free Writing Prospectuses, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), if any, comply or will comply, as the case may be, with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable.

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(h) Section 3(b) of the Distribution Agreement is amended and restated in full as follows:

(b) If, at any time when a prospectus relating to the Notes is required to be delivered under the Securities Act, any event occurs or condition exists as a result of which the Disclosure Package or the Final Prospectus, each as then amended or supplemented, would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances when the Disclosure Package or the Final Prospectus, each as then amended or supplemented, is delivered to a purchaser, not misleading, or if, in the opinion of the Applicable Underwriters or in the opinion of the Company, it is necessary at any time to amend or supplement the Disclosure Package or the Final Prospectus, each as then amended or supplemented, to comply with applicable law, the Company will immediately notify the Applicable Underwriters by telephone (with confirmation in writing) to suspend solicitation of offers to purchase Notes and, if so notified by the Company, the Applicable Underwriters shall forthwith suspend such solicitation and cease using the Disclosure Package or the Final Prospectus, each as then amended or supplemented. If the Company shall decide to amend or supplement the Registration Statement, the Disclosure Package or the Final Prospectus, each as then amended or supplemented, it shall so advise the Applicable Underwriters promptly by telephone (with confirmation in writing) and, at its expense, shall prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement, the Disclosure Package or the Final Prospectus, each as then amended or supplemented, satisfactory in all respects to the Applicable Underwriters, that will correct such statement or omission or effect such compliance and will supply such amended or supplemented Disclosure Package or Final Prospectus to the Applicable Underwriters in such quantities as they may reasonably request. If any documents, certificates, opinions and letters furnished to the Applicable Underwriters pursuant to paragraph (f) below and Sections 5(a), 5(b) and 5(c) in connection with the preparation and filing of such amendment or supplement are satisfactory in all respects to the Applicable Underwriters, upon the filing with the Commission of such amendment or supplement to the Disclosure Package or the Final Prospectus or upon the effectiveness of an amendment to the Registration Statement, the Applicable Underwriters will resume the solicitation of offers to purchase Notes hereunder. Notwithstanding any other provision of this Section 3(b), until 180 days after the date any Applicable Underwriter has purchased Notes as principal from the Company, if any event described above in this paragraph (b) occurs, the Company will, at its own expense, forthwith prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or Final Prospectus, each as then amended or supplemented, satisfactory in all respects to such Applicable Underwriter, will supply such amended or supplemented Final Prospectus to such Applicable Underwriter in such quantities as it may reasonably request and shall furnish to such Applicable Underwriter pursuant to paragraph (f) below and Sections 5(a), 5(b) and 5(c) such documents, certificates, opinions and letters as it may request in connection with the preparation and filing of such amendment or supplement.

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(i) Section 3(f) of the Distribution Agreement is amended and restated in full as follows:

(f) The Company shall furnish to the Applicable Underwriters such relevant documents and certificates of officers of the Company relating to the business, operations and affairs of the Company, the Registration Statement, the Disclosure Package, the Final Prospectus, any amendments or supplements thereto, the Indentures, the Notes, this Agreement, the Administrative Procedures, any Terms Agreement and the performance by the Company of its obligations hereunder or thereunder as the Applicable Underwriters may from time to time reasonably request.

(j) Section 3(h) of the Distribution Agreement is amended and restated in full as follows:

(h) The Company will, whether or not any sale of Notes is consummated, pay all expenses incident to the performance of its obligations under this Agreement and any Terms Agreement, including: (i) the preparation and filing of the Registration Statement, the Pre-Pricing Prospectus, the Disclosure Package and the Final Prospectus and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Notes, (iii) the fees and disbursements of the Company’s counsel and accountants and of the Trustee and its counsel, (iv) the qualification of the Notes under securities or Blue Sky laws in accordance with the provisions of Section 3(e), including filing fees and the fees and disbursements of counsel for the Applicable Underwriters in connection therewith and in connection with the preparation of any Blue Sky or Legal Investment Memoranda, (v) the printing and delivery to the Applicable Underwriters in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto and of the Pre-Pricing Prospectus, the Disclosure Package, the Final Prospectus and any amendments or supplements thereto, (vi) the printing and delivery to the Applicable Underwriters of copies of any Blue Sky or Legal Investment Memoranda, (vii) any fees charged by rating agencies for the rating of the Notes, (viii) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc., and (ix) any reasonable out-of-pocket expenses incurred by the Applicable Underwriters; provided that any advertising expenses incurred by the Applicable Underwriters shall have been approved by the Company; provided, however, that except as otherwise set forth in Section 6 of the Distribution Agreement, the Applicable Underwriters shall pay the fees and disbursements of counsel for the Applicable Underwriters incurred in connection with the offering and sale of the Notes, including any opinions to be rendered by such counsel hereunder.

(k) Section 4(a)(i) of the Distribution Agreement is amended and restated in full as follows:

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(i) there shall not have occurred any change, or any development which could reasonably be expected to result in a change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Disclosure Package that, in the judgment of the Applicable Underwriter, is material and adverse and that makes it, in the judgment of such Applicable Underwriter, impracticable to market the Notes on the terms and in the manner contemplated by the Disclosure Package;

(l) Section 6(a) of the Distribution Agreement is amended and restated in full as follows:

(a) The Company agrees to indemnify and hold harmless each Applicable Underwriter and each person, if any, who controls such Applicable Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Applicable Underwriter or any such controlling person in connection with investigating or defending any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereof, the Pre-Pricing Prospectus, the Disclosure Package, any Permitted Free Writing Prospectus or the Final Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to such Applicable Underwriter furnished to the Company in writing by such Applicable Underwriter expressly for use therein.

(m) Section 6(b) of the Distribution Agreement is amended and restated in full as follows:

(b) Each Applicable Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Applicable Underwriter, but only with reference to information relating to such Applicable Underwriter furnished to the Company in writing by such Applicable Underwriter expressly for use in the Registration Statement, the Pre-Pricing Prospectus, the Disclosure Package or the Prospectus or any amendments or supplements thereto.

(n) Section 6(c) of the Distribution Agreement is amended and restated in full as follows:

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(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Applicable Underwriters that are indemnified parties, in the case of parties indemnified pursuant to paragraph (a) above, and by the Company, in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(o) The reference in Exhibit B to the Distribution Agreement to the denominations of the Notes is amended to delete “in principal amounts of U.S. $1,000” and to replace it with “in principal amounts of U.S. $2,000”.

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6. Other Terms.

(a) If on the Settlement Date any one or more of the Applicable Underwriters shall fail or refuse to purchase Notes that it has or they have agreed to purchase on such date, and the aggregate amount of Notes which such defaulting Applicable Underwriter or Applicable Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of the Notes to be purchased on such date, the other Applicable Underwriters shall be obligated severally in the proportions that the amount of Notes set forth opposite their respective names above bears to the aggregate amount of Notes set forth opposite the names of all such non-defaulting Applicable Underwriters, or in such other proportions as UBS may specify, to purchase the Notes which such defaulting Applicable Underwriter or Applicable Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the amount of Notes that any Applicable Underwriter has agreed to purchase pursuant to this Terms Agreement be increased pursuant to this paragraph by an amount in excess of one-ninth of such amount of Notes without the written consent of such Applicable Underwriter. If on the Settlement Date any Applicable Underwriter or Applicable Underwriters shall fail or refuse to purchase Notes and the aggregate amount of Notes with respect to which such default occurs is more than one-tenth of the aggregate amount of Notes to be purchased on such date, and arrangements satisfactory to UBS and the Company for the purchase of such Notes are not made within 36 hours after such default, this Terms Agreement shall terminate without liability on the part of any non-defaulting Applicable Underwriter or the Company. In any such case either UBS or the Company shall have the right to postpone the Settlement Date but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Applicable Underwriter from liability in respect of any default of such Applicable Underwriter under this Terms Agreement.

(b) Each Applicable Underwriter, severally and not jointly, represents and agrees as set forth in Exhibit E hereto.

(c) [reserved]

(d) The following information, opinions, certificates, letters and documents, including the following items referred to in Section 4 of the Distribution Agreement, will be required to be delivered to the Applicable Underwriters no later than the Settlement Date:

(i) the opinion of Howard Rice Nemerovski Canady Falk & Rabkin, A Professional Corporation, counsel for the Company, dated the Settlement Date, substantially in the form of Exhibit C annexed hereto.

(ii) the opinion of the Office of Corporate Counsel of the Company dated the Settlement Date, substantially in the form of Exhibit D annexed hereto.

(iii) the opinion of Simpson Thacher & Bartlett LLP, counsel for the Applicable Underwriters, dated the Settlement Date, in form and substance reasonably satisfactory to UBS and JPMorgan.

In giving the opinions referred to in paragraph (d)(i) hereof, Howard, Rice, Nemerovski, Canady,

14

Falk & Rabkin, A Professional Corporation, may rely on the opinion of counsel for the Applicable Underwriters as to any matters governed by the laws of New York, and in giving the opinion referred to in paragraph (d)(iii) hereof, counsel for the Applicable Underwriters may rely on the opinion of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation, as to any matters governed by laws of California. With respect to the last subparagraph of paragraph (d)(i) above, Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation, may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement, Pre-Pricing Prospectus, Disclosure Package and Final Prospectus and any amendments or supplements thereto (but not including documents incorporated therein by reference) and review and discussion of the contents thereof (including documents incorporated therein by reference), but are without independent check or verification, except as specified.

The opinion of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation, described in paragraph (d)(i) above shall be rendered to the Applicable Underwriters at the request of the Company and shall so state therein.

The opinion of the Office of Corporate Counsel of the Company described in paragraph (d)(ii) above shall be rendered to the Applicable Underwriters at the request of the Company and shall so state therein.

(iv) the certificate referred to in Section 4(c) of the Distribution Agreement, signed by an executive officer of the Company, dated the Settlement Date; and

(v) the letters of Company’s independent registered public accountants referred to in Section 4(d) of the Distribution Agreement, dated the date hereof and the Settlement Date.

7. No Fiduciary Relationship. The Company hereby acknowledges that the Applicable Underwriters are acting pursuant to a contractual relationship created solely by the Distribution Agreement and this Terms Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Applicable Underwriters act or be responsible as a fiduciary to the Company, its management, stockholders or creditors or any other person in connection with any activity that the Applicable Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Notes, either before or after the date hereof. The Applicable Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by the Distribution Agreement or this Terms Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Applicable Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Applicable Underwriters to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for any of the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Applicable Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by the Distribution Agreement or this Terms Agreement or any matters leading up to such transactions.

15

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16

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter, including those provisions of the Distribution Agreement incorporated herein by reference, and your acceptance shall represent a binding agreement between the Company and you.

THE CHARLES SCHWAB CORPORATION

By	/s/ Joseph R. Martinetto
Name:	Joseph R. Martinetto
Title:	EVP & Chief Financial Officer
The Charles Schwab Corporation

Accepted:

UBS SECURITIES LLC

By	/s/ Edward Arden
Name:	Edward Arden
Title:	Managing Director
UBS Securities LLC

By	/s/ Robert L. Bacon
Name:	Robert L. Bacon
Title:	Associate Director
UBS Securities LLC

J.P. MORGAN SECURITIES INC.

By	/s/ Jose C. Padilla
Name:	Jose C. Padilla
Title:	Vice President

Exhibit A

Final Term Sheet

[see attached]

Filed Pursuant to Rule 433

Dated September 11, 2007

Registration Statement: No. 333-36410

The Charles Schwab Corporation

$250,000,000

MEDIUM-TERM NOTES, SERIES A

6.375% SENIOR NOTES DUE 2017

SUMMARY OF TERMS

Issuer:	The Charles Schwab Corporation (“CSC”)

Title of Securities:	6.375% Senior Notes due 2017

Aggregate Principal Amount:	$250,000,000

Trade Date:	September 11, 2007

Settlement Date:	September 14, 2007

Stated Maturity Date:	September 1, 2017

Interest Rate:	6.375%

Interest Payment Dates:	March 1 and September 1 of each year, beginning on March 1, 2008

Benchmark US Treasury:	10-year UST (4.75% due August 15, 2017)

Benchmark US Treasury Price / Yield:	$103-2+ / 4.364%

Reoffer Spread to Benchmark:	10-year UST+ 205 bps

Reoffer Yield	6.414%

Price to Public:	99.719%

Gross Proceeds to CSC:	$249,297,500

Agent Commission per Note paid by CSC:	0.65%

Aggregate Agent Commission paid by CSC:	$1,625,000

Net Proceeds to CSC (after expenses and agent discounts or commissions):	$247,252,500

CUSIP:	80851QDA9

Agents:	UBS Securities LLC (55%) and J.P. Morgan Securities Inc. (45%)

The issuer has filed a registration statement, including a prospectus, a prospectus supplement and a pricing supplement with the SEC for the offering to which this communication relates. Before you invest, you should read each of these documents and the other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any agent or any dealer participating in the offering will arrange to send you the prospectus, prospectus supplement and pricing supplement if you request it by calling UBS Securities LLC, toll-free at 888-722-9555 ext. 1088 or J.P. Morgan Securities Inc. collect at 212-834-4533.

Exhibit B

Permitted Free Writing Prospectuses

The Final Term Sheet in substantially the form attached to the Terms Agreement as Exhibit A.

Exhibit C

Opinion of Howard Rice Nemerovski Canady Falk & Rabkin, A Professional Corporation

[see attached]

September 14, 2007

UBS Securities LLC

677 Washington Boulevard

Stamford, Connecticut 06901

J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York 10017

Re: The Charles Schwab Corporation Medium-Term Notes, Series A

Ladies and Gentlemen:

We have acted as counsel to The Charles Schwab Corporation, a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder of up to $750,000,000 aggregate initial offering price of debt securities of the Company, and the purchase by you of $250,000,000 aggregate initial offering price of the Company’s Medium-Term Notes, Series A due September 1, 2017 (the “Notes”). This opinion is rendered to you at the request of the Company pursuant to Section 6(d)(i) of the Terms Agreement dated September 11, 2007, by and among you and the Company (the “Agreement”). Capitalized terms used but not defined herein have the same meanings given them in the Agreement.

As counsel, we have examined the Company’s Registration Statement on Form S-3 (No. 333-36410) (the “Registration Statement”), the Final Prospectus, the Disclosure Package, the Company’s report on Form 10-K for the fiscal year ended December 31, 2006, the Company’s reports on Form 10-Q for the quarters ended March 31, 2007, and June 30, 2007, the Company’s current reports on Form 8-K filed on January 17, 2007, January 26, 2007, February 23, 2007, April 10, 2007, April 17, 2007, April 27, 2007, May 21, 2007, July 3, 2007, and July 17, 2007, the Senior Debt Indenture, the forms of Notes to be issued pursuant to the Senior Debt Indenture, the Distribution Agreement and the Agreement. In addition, we have examined the certificate of incorporation and bylaws of the Company and the articles of incorporation and bylaws of Charles Schwab & Co., Inc. (“Charles Schwab”) and such corporate records, certificates and other documents (of which we are aware) and such questions of law as we have considered necessary or appropriate for the purposes of the opinions that follow.

In giving the opinions that follow, we have relied as to matters of fact without investigation, to the extent we deemed proper, upon certificates from officers of the Company, the representations and warranties of the Company in the Agreement, and certificates, telegrams, facsimiles and other documents from, and oral conversations with, public officials. We have assumed without investigation the authenticity of each document submitted to us as an original, the conformity to the originals of each document submitted to us as a copy, the authenticity of the originals of such latter documents, the genuineness of all signatures, and the legal capacity of all natural persons. Whenever statements or opinions in this letter are made to or qualified by our “knowledge,” “the best of our knowledge,” our attention, awareness or any similar phrase, we intend to indicate that during the course of our representation of the Company, no information has come to the attention of those attorneys currently employed by this law firm who have rendered legal services to the Company in connection with substantive legal matters that would give such attorneys actual knowledge of the inaccuracy of such statements or opinions. However, except as expressly indicated, we have undertaken no independent investigation to determine the accuracy of any such statement or opinion, and any limited inquiry we may have undertaken in preparing this opinion letter should not be regarded as such an investigation; no inference as to our knowledge of any matters bearing on the accuracy of any such statement or opinion should be drawn from the fact of our representation of the Company. Further, we call to your attention that the Company is a holding company for, and therefore engages directly or indirectly in, multi-faceted and complex businesses, and that we have not represented the Company in connection with all of its business activities. Accordingly, our actual knowledge typically does not extend to or encompass any matter or issue as to which we have not advised the Company. As used in the opinions that follow, “applicable law” means only (i) those United States Federal and California state statutes, laws, rules and regulations that, in our experience, are normally applicable to transactions of the type contemplated in the Notes, the Senior Debt Indenture, the Distribution Agreement and the Agreement, and (ii) the General Corporation Law of Delaware; provided, however, that, without suggesting that any of the following might otherwise be applicable to transactions of the type contemplated in the Notes, the Senior Debt Indenture, the Distribution Agreement and the Agreement, “applicable laws” specifically does not include, among other laws, the following “Excluded Laws”: any laws, statutes, ordinances, rules, regulations, decisions or administrative interpretations (a) of any county, locality or municipality, (b) pertaining to taxes (except to the limited extent set forth in paragraph 7 below); securities (except for the Trust Indenture Act for purposes of paragraph 3 below and except to the limited extent set forth in paragraphs 6 and 7 below and the statement immediately following paragraph 7 below); the regulation of banks, thrifts, savings and loan associations or any similar entity that is engaged in the business of lending as one of its principal business activities, or holding companies of any of the foregoing; labor, employee or management relations; money laundering; privacy; environment; health and safety; trade regulation; franchising; antitrust; intellectual property; unfair competition; or pension, retirement, deferred compensation or any other employee benefits, including ERISA, (c) relating to choice of law or conflicts of law and/or (d) to which the transactions are or may be subject because of the legal or regulatory status of any person other than the Company or because of any facts pertaining to any such person. Although Excluded Laws may apply to the Notes, the Senior Debt Indenture, the Distribution Agreement or the Agreement (or performance under any of them), we express no opinion with respect to the effect of Excluded Laws on the matters involved in the opinions set forth herein.

Any opinion below that any document is enforceable is qualified as to the effects of:

(a) bankruptcy, reorganization, fraudulent transfer or conveyance, moratorium, insolvency or other similar laws or court decisions relating to or affecting the rights of creditors generally;

(b) equitable principles of general applicability (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, equitable subordination and the possible unavailability of specific performance or injunctive relief), regardless of whether codified by statute;

(c) the unenforceability of any indemnity obligation imposed on or undertaken by the Company, to the extent such obligation does not satisfy the requirements of Section 2772 et seq. of the California Civil Code and judicial decisions thereunder or otherwise violates public policy;

(d) the unenforceability of provisions purporting to require the award of attorneys’ fees, expenses or costs, where such provisions do not satisfy the requirement of Section 1717 et seq. of the California Civil Code and judicial decisions thereunder or otherwise violate public policy;

(e) the unenforceability, under certain circumstances, of provisions that contain a waiver of (i) broadly or vaguely stated rights, (ii) the benefits of statutory, regulatory or constitutional rights, unless and to the extent the statute, regulation or constitution explicitly allows waiver, (iii) unknown future defenses, and (iv) rights to damages; and

(f) the unenforceability, under certain circumstances, of provisions of agreements to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, or that the election of some particular remedy or remedies does not preclude recourse to one or another remedy.

We express no opinion or view as to any statement superseded or modified or deemed to be superseded or modified pursuant to Rule 412 under the Securities Act.

Based on and subject to the foregoing, it is our opinion that:

1. The Company is a duly incorporated, validly existing corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own its property and conduct its business as described in the Disclosure Package and the Final Prospectus;

2. Each of the Distribution Agreement and the Agreement has been duly authorized, executed and delivered by the Company;

3. The Senior Debt Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms;

4. The Notes have been duly authorized, executed and issued and, assuming the Notes are duly paid for by the purchasers thereof on the date hereof, the Notes are entitled to the benefits of the Senior Debt Indenture and are valid and binding obligations of the Company, enforceable in accordance with their respective terms;

5. The execution and delivery by the Company of the Distribution Agreement, the Agreement, the Senior Debt Indenture and the Notes, and the performance by the Company of its obligations under the Distribution Agreement, the Agreement and the Senior Debt Indenture as

of the date hereof, do not contravene (a) any provision of applicable law, or (b) the certificate of incorporation or bylaws of the Company or the articles of incorporation or bylaws of Charles Schwab, or constitute a default under the Company’s Credit Agreement (364-Day Commitment), between the Company, Citicorp USA, Inc., as Administrative Agent, and the banks listed therein, as lenders, dated as of June 15, 2007, as amended as of August 3, 2007, and the Promissory Notes issued pursuant thereto, or to our best knowledge, after reasonable investigation, any other instrument or agreement binding upon the Company or any subsidiary and evidencing or related to indebtedness for borrowed money, except such instruments and other agreements relating to capitalized lease obligations and installment purchase agreements for the acquisition of fixed assets for which indebtedness does not in the aggregate exceed $15 million; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required under applicable law for the performance by the Company of its obligations under the Distribution Agreement, the Agreement, the Notes, and the Senior Debt Indenture, except such as are specified and have been obtained;

6. The statements in the Disclosure Package and the Final Prospectus under the captions “Description of the Notes” (in the preliminary pricing supplement dated September 11, 2007 and the final pricing supplement dated September __, 2007, in each case relating to the Notes, in the forms furnished to the Applicable Underwriters, but not including the Prospectus or any information incorporated or deemed incorporated by reference therein (the “Pricing Supplement”)), “Description of Notes” (in the Prospectus Supplement), “Description of Debt Securities” (in the Basic Prospectus), and “Plan of Distribution” (in the Pricing Supplement, the Prospectus Supplement and the Basic Prospectus), in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein; and

7. The statements in the Disclosure Package and the Final Prospectus under the captions “Certain United States Federal Tax Consequences” (in the Pricing Supplement) and “United States Federal Taxation,” (in the Prospectus Supplement) are accurate in all material respects.

We are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, Disclosure Package or the Final Prospectus and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements. Without limiting the foregoing, we assume no responsibility for, and have not independently verified, the accuracy, completeness or fairness of the financial statements and schedules and other financial information and statistical data included in the Registration Statement, Disclosure Package or the Final Prospectus, and we have not examined the accounting, financial or statistical records from which such financial statements, schedules and data are derived. We note that, although the financial statements and schedules and certain other financial data in the Registration Statement, Disclosure Package or the Final Prospectus have been included on the authority of “experts” within the meaning of the Securities Act, we are not such experts with respect to any portion of the Registration Statement, Disclosure Package or the Final Prospectus, including without limitation such financial statements or schedules or the other financial or statistical data included therein. However, we are familiar with the Registration Statement, Disclosure Package and the

Final Prospectus and the information contained therein and have had conferences with certain officers and key employees of, and independent accountants for, the Company and your counsel, during which conferences the contents of the Registration Statement, Disclosure Package and the Final Prospectus and related matters were discussed (except that your counsel did not participate in any such conferences at the time of the preparation and filing of the registration statement on Form S-3 filed by the Company with the Commission on May 19, 2000).

Although we have not verified the accuracy or completeness of the statements contained in the Registration Statement, Disclosure Package or the Final Prospectus, in the course of our review of the statements listed above, we have no reason to believe (1) that any document filed by the Company pursuant to the Exchange Act and incorporated by reference in the Pre-Pricing Prospectus or the Final Prospectus (except for financial statements and schedules and other financial and statistical data included therein, and except for any proxy statement of the Company, as to which we express no opinion or belief), did not comply when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (2) that (except for the financial statements and schedules and other financial and statistical data included therein, that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee, the representations and warranties contained in any exhibit to the Registration Statement and in any document incorporated by reference into the Disclosure Package and any proxy statement of the Company, as to which we express no opinion or belief) any part of the Registration Statement, as amended, if applicable, as of the time at which such Registration Statement became effective for purposes of Section 11 of the Act, as such section applies to the Applicable Underwriters, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (3) that the Registration Statement (including for the avoidance of doubt the Pre-Pricing Prospectus and the Final Prospectus) (except for financial statements and schedules and other financial and statistical data included therein, and except for any proxy statement of the Company, as to which we express no opinion or belief) does not comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (4) that (except for the financial statements and schedules and other financial and statistical data included therein, the representations and warranties contained in any document incorporated by reference into the Disclosure Package or the Final Prospectus and any proxy statement of the Company, as to which we express no opinion or belief) the Disclosure Package as of the Applicable Time, and the Final Prospectus as of its date and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

As you requested, this letter is dated as of September 14, 2007 (“Opinion Date”). The opinions expressed herein are given as of the Opinion Date only, and are not given as of any later date. We have not undertaken any factual or legal investigation beyond the Opinion Date, and we disclaim any obligation to notify you or any other person after the Opinion Date if any change in fact and/or law should change our opinion with respect to any matters set forth herein.

We are members of the bar of the State of California. We express no opinion as to any laws of any jurisdiction other than the State of California, the General Corporation Law of the State of Delaware and the Federal laws of the United States, in each case to the extent applicable and not excepted from the scope of the opinions expressed above.

This opinion is rendered to you as Applicable Underwriters under the Agreement and may not be relied upon for any other purpose or by any other person, other than by your counsel in rendering the opinions contemplated by the Agreement, without our express written consent.

Very truly yours,

HOWARD RICE NEMEROVSKI CANADY FALK & RABKIN
A Professional Corporation

By:
on behalf of the Firm

Exhibit D

Opinion of Office of Corporate Counsel of the Company

[see attached]

September 14, 2007

UBS Securities LLC

677 Washington Boulevard

Stamford, Connecticut 06901

J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York 10017

Re: The Charles Schwab Corporation Medium-Term Notes, Series A

Ladies and Gentlemen:

I am Vice President and Associate General Counsel of The Charles Schwab Corporation, a Delaware corporation (the “Company”).

This opinion is rendered to you at the request of the Company pursuant to Section 6(d)(ii) of the Terms Agreement dated September 11, 2007 (the “Agreement”), by and among you and the Company regarding the purchase by you of $250,000,000 aggregate principal amount of the Company’s Medium-Term Notes, Series A, due September 1, 2017. Capitalized terms used, but not defined herein, have the same meanings given them in the Agreement.

I have examined the Company’s Registration Statement on Form S-3 (File No. 333-36410) (the “Registration Statement”), the Final Prospectus, the Disclosure Package, the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2006, and the Company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007. In addition, I have examined the certificates of incorporation and bylaws of the Company, Charles Schwab & Co., Inc. (“Schwab”), Schwab Holdings, Inc. (“Schwab Holdings”), Charles Schwab Investment Management, Inc. (“CSIM”), and Charles Schwab Bank, National Association (“Schwab Bank”), and such corporate records, certificates and other documents (of which I am aware) and such questions of law as I have considered necessary or appropriate for the purposes of rendering the opinions that follow.

In giving the opinions that follow I have relied as to matters of fact without investigation, to the extent I deemed proper, upon certificates from officers of the Company and certain of its affiliates, and certificates, telegrams, facsimiles, and other documents from, and oral conversations with, public officials. I have assumed without investigation the authenticity of each document submitted to me as an original, the conformity to the originals of each document submitted to me as a copy, the authenticity of the originals of such latter documents, the genuineness of all signatures, and the legal capacity of all natural persons. For purposes of the opinions delivered in paragraph 2 below, I have relied upon certificates dated as of recent dates from public officials and confirmations received from public officials.

Based on and subject to the foregoing, it is my opinion that:

1. The Company is a duly incorporated, validly existing corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; and

2. Each of Schwab, Schwab Holdings, CSIM, and Schwab Bank is a duly incorporated, validly existing corporation or, in the case of Schwab Bank, a national bank chartered by the Office of the Comptroller of the Currency, in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own its property and conduct its business as described in the Disclosure Package and the Final Prospectus, and each of Schwab, Schwab Holdings, and CSIM is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; and

3. Each of the Company, Schwab, Schwab Holdings, CSIM, and Schwab Bank has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Disclosure Package and the Final Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; and

4. The statements (a) in “Item 3—Legal Proceedings” of Part I of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2006, incorporated by reference in the Disclosure Package and the Final Prospectus, (b) in “Item 1 – Legal Proceedings” of Part II of the Company’s quarterly report on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007, incorporated by reference in the Disclosure Package and the Final Prospectus, and (c) in “Employment Agreement for Mr. Schwab”, “License Agreement for Mr. Schwab”, “Offer Letter for Mr. Scaturro” and “Retention Agreement for Mr. Scaturro” included under the “Narrative to Summary Compensation Table and Grants of Plan-Based Awards” section of the Company’s Proxy Statement for its 2007 Annual Meeting of Stockholders (the “2007 Proxy Statement”), filed and incorporated by reference in the Disclosure Package and the Final Prospectus, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein; and, to my knowledge after due inquiry, there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement, the Pre-Pricing Prospectus or the Final Prospectus, and are not so described, or any statutes or regulations that are required to be described in the Registration Statement, the Pre-Pricing Prospectus or the Final Prospectus, that are not described as required; and

5. To my knowledge after due inquiry, there are no contracts or other documents that are required to be described in the Registration Statement, the Pre-Pricing Prospectus or the Final Prospectus, or to be filed or incorporated by reference as exhibits to such Registration Statement that are not described, filed or incorporated as required; and

6. Each of the Company, Schwab, Schwab Holdings, CSIM, and Schwab Bank is duly registered as a bank holding company, bank, broker-dealer, municipal securities broker or dealer, investment adviser or transfer agent, as the case may be, in each jurisdiction wherein the conduct of its business requires such registration, and each of the Company Schwab, Schwab Holdings, CSIM, and Schwab Bank is in compliance in all material respects with all applicable laws, rules, regulations, orders, by-laws and similar requirements in connection with such registrations, except to the extent that the failure to be so registered or be in compliance would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; and

7. Schwab is a member in good standing of the associations and exchanges indicated in the Pre-Pricing Prospectus and the Final Prospectus, and is registered as a broker-dealer with the Securities and Exchange Commission (the “Commission”) and in all 50 states, the District of Columbia and Puerto Rico, except to the extent that the failure to be in good standing or be so registered would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; and

8. To the best of my knowledge, after reasonable investigation, (i) the execution and delivery by the Company of the Distribution Agreement, the Agreement, the Senior Debt Indenture and the performance by the Company of its obligations under the Distribution Agreement, the Agreement and the Senior Debt Indenture, and (ii) the execution and delivery by the Company of the Notes did not violate as of their respective dates and as of the date hereof, do not violate, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary (except such contravention that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole); and

9. The 2007 Proxy Statement, filed and incorporated by reference in the Final Prospectus and the Disclosure Package, (except for financial statements and schedules and other financial and statistical data included therein as to which I express no opinion), complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, and no facts have come to my attention which would lead me to believe that (except for financial statements and schedules and other financial and statistical data included therein as to which I express no opinion) the 2007 Proxy Statement incorporated by reference into the Disclosure Package as of the Applicable Time, and the Final Prospectus as of its date and as of the date hereof, contained or contains, as the case may be, any untrue statement of a material fact or omitted or omits, as the case may be, to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

This opinion is dated as of September 14, 2007 (“Opinion Date”). The opinions expressed herein are given as of the Opinion Date only, and are not given as of any later date. I have not undertaken any factual or legal investigation beyond the Opinion Date, and I disclaim any obligation to notify you or any other person after the Opinion Date if any change in fact and/or law should change my opinion with respect to any matters set forth herein.

I am a member of the bar of the State of California. I express no opinion as to any laws of any other jurisdiction other than the federal laws of the United States to the extent applicable to the scope of the opinions expressed above. Further, I express no opinion regarding choice of law or conflicts of laws.

This opinion is rendered to you as Agents under the Agreement and may not be relied upon for any other purpose or by any other person without my express written consent.

Very truly yours,

R. Scott McMillen
Vice President and Associate General Counsel

Exhibit E

1. Each of the Applicable Underwriters represents and agrees that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (as amended) (“FSMA”)) to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which Section 21 of the FSMA does not apply to Company; and

(b) it has complied, and will comply, with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

2. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each a “Relevant Member State”), each Applicable Underwriter represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Notes to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (i) an average of at least 250 employees during the last financial year, (ii) a total balance sheet of more than €43,000,000 and (iii) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant agent or agents nominated by the Company for any such offer; or

(d) in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that

Relevant Member State by any measure implementing the “Prospectus Directive” in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

3. Each of the Applicable Underwriters represents and agrees that (a) it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and (b) it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue (in each case whether in Hong Kong or elsewhere), any advertisement, invitation or document relating to the Notes which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.